UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2007

Genelabs Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

California	0-19222	94-3010150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 369-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)     On April 23, 2007, Genelabs Technologies, Inc. (the “Company”) announced that Arthur Gray, Jr., has advised the Company that he does not intend to stand for re-election to the Board of Directors at the next annual shareholders meeting. Mr. Gray has served as a director of the Company since 1991.

(c)     On April 23, 2007, the Company announced the appointment of Leslie J. Browne, Ph.D. and Matthew J. Pfeffer to the Company’s Board of Directors effective April 23, 2007. Neither Dr. Browne nor Mr. Pfeffer was selected pursuant to any arrangement or understanding with any person. The Board of Directors increased the number of director positions from five to seven directors, with Dr. Browne and Mr. Pfeffer appointed to fill the vacant positions. Neither Dr. Browne nor Mr. Pfeffer was appointed to any committees of the Board. Each of Dr. Browne and Mr. Pfeffer will serve as directors until the next annual shareholders meeting at which time both Dr. Browne and Mr. Pfeffer will be subject to reelection by the Company’s shareholders.

Dr. Browne is currently President, Chief Executive Officer and a director of Pharmacopeia, a NASDAQ-listed company focused on the discovery and development of novel small molecule therapeutics. Previously he was the Chief Operating Officer at Iconix Pharmaceuticals, Inc., a chemogenomics company. Before that, Dr. Browne spent over a decade at Berlex/Schering AG, in several positions rising to Corporate Vice President, Berlex Laboratories, Inc. and President of Schering Berlin Venture Corporation. Before Berlex, he was employed by Ciba-Geigy Corporation, where he discovered Fadrozole, the first marketed non-steroidal aromatase inhibitor for the treatment of estrogen-dependent breast cancer. He also managed cardiovascular research at Ciba-Geigy Ltd., in Basel, Switzerland, where one of the group’s achievements was the discovery of Diovan®, the second angiotensin II antagonist ever to be marketed. Dr. Browne received his B.Sc. at Strathclyde University, in Glasgow, Scotland. After receiving his Ph.D. in Chemistry from the University of Michigan, he was a National Institutes of Health postdoctoral fellow at Harvard University with the Nobel laureate Professor R. B. Woodward.

Mr. Pfeffer has 25 years of financial management experience and is currently serving as Senior Vice President and Chief Financial Officer of VaxGen, Inc. Prior to VaxGen, Mr. Pfeffer was Chief Financial Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer’s responsibilities included managing finance, tax, treasury, information technology and investor relations functions and overseeing corporate governance and compliance issues. Previously, Mr. Pfeffer served in a variety of financial management positions, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting, at Diasonics Ultrasound, Inc. and ComputerLand Corporation. Mr. Pfeffer is a Certified Public Accountant who began his career at Price Waterhouse. He is a graduate of the University of California, Berkeley.

A copy of the Company’s related press release is furnished as Exhibit 99.01 hereto.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.01	Press Release of Company, dated April 23, 2007, entitled “Genelabs Technologies Announces Appointment of Leslie J. Browne and Matthew J. Pfeffer to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.

Date: April 23, 2007	By:	/s/ James A.D. Smith
	Name:	James A.D. Smith
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press Release of Company, dated April 23, 2007, entitled “Genelabs Technologies Announces Appointment of Leslie J. Browne and Matthew J. Pfeffer to its Board of Directors.”